                                                                                Equitable AccumulatorSM
[Equitable Logo]                                                                Combination Variable and Fixed Deferred Annuity
                                                                                Enrollment Form under Group Annuity Contract
                                                                                No. AC6725 (Non-Qualified), AC6727 (Qualified)
                                                                                and Application for Individual Contract
The Equitable Life Assurance Society of The United States
1290 Avenue of the Americas, New York, New York 10104                           For Assistance Call (800) 789-7771
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1. TYPE OF CONTRACT Subject to State Availability

   |_| Non-Qualified  (NQ)                                 |_| Traditional  IRA                                |_| Roth IRA
   |_| Qualified Plan - Defined Contribution (DC)          |_| Qualified  Plan - Defined Benefit (DB)
   |_| Tax Sheltered Annuity (TSA) - ERISA                 |_| Tax Sheltered Annuity (TSA) - Non-ERISA

2. OWNER For IRA Certificates/Contracts, owner and Annuitant must be the same person

   |_| Individual          |_| Trustee (for an individual)          |_| Custodian*
   |_| Qualified Plan Trustee - DC (Forms IM-97-ERISA 1 and IM-97-QP  must be completed)
   |_| Qualified Plan Trustee - DB (Forms IM-97-ERISA 2 and IM-97-QP  must be completed)

   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                                     __________/__________/_________
   Name (First, Middle, Last)                                                                        Date of Birth (Month/Day/Year)

   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                                     __________-__________-_________
   Address (Street, City, State, Zip Code)                                                           Social Security No./TIN

   |_|_|_|_|_|_|_|_|_|_|          |_|_|_|_|_|_|_|_|_|_|                                              |_| Male     |_| Female
   Home Phone Number              Office Phone Number

   *As Custodian under the ________ (state) Uniform Gifts to Minors Act (UGMA) or Uniform Transfer to Minors Act (UTMA). Please note if issued under UGMA or UTMA, the beneficiary named in section 5 must be the Estate of the Annuitant.

3. JOINT OWNER (Optional for NQ Certificates/Contracts)

   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                                     __________/__________/_________
   Name (First, Middle, Last)                                                                        Date of Birth (Month/Day/Year)

   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                                     __________-__________-_________
   Address (Street, City, State, Zip Code)                                                           Social Security No.

   |_|_|_|_|_|_|_|_|_|_|          |_|_|_|_|_|_|_|_|_|_|                                              |_| Male     |_| Female
   Home Phone Number              Office Phone Number

4. ANNUITANT  If other than Owner

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                                        __________/__________/_________
Name (First, Middle, Last)                                                                           Date of Birth (Month/Day/Year)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                                        __________-__________-_________
Address (Street, City, State, Zip Code)                                                              Social Security No.

   |_|_|_|_|_|_|_|_|_|_|         |_|_|_|_|_|_|_|_|_|_|         |_|_|_|_|_|_|_|_|_|_|                 |_| Male   |_| Female
   Home Phone Number             Office Phone Number           Relationship to Owner

5. BENEFICIARY(IES) If more than one - indicate %. Total must equal 100%. If additional space is needed use Section 12.

Primary

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|      |_|_|_|_|_|_|_|_|_|_|_|_|_|          |_|_|_|
Name (First, Middle, Last)                                         Relationship to Annuitant                  %

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|      |_|_|_|_|_|_|_|_|_|_|_|_|_|          |_|_|_|
Name (First, Middle, Last)                                         Relationship to Annuitant                  %

Contingent

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|      |_|_|_|_|_|_|_|_|_|_|_|_|_|          |_|_|_|
Name (First, Middle, Last)                                         Relationship to Annuitant                  %

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|      |_|_|_|_|_|_|_|_|_|_|_|_|_|          |_|_|_|
Name (First, Middle, Last)                                         Relationship to Annuitant                  %

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REGULAR MAIL:  EQUITABLE ACCUMULATOR,                             EXPRESS MAIL:  EQUITABLE ACCUMULATOR,
P.O. Box 1547,                                                    c/o First Chicago National Processing Center,
Secaucus, N.J. 07096-1547                                         300 Harmon Meadow Boulevard, 3rd Floor, Attn:. Box 13014,
                                                                  Secaucus, N.J. 07094

No. 126737 (1/99)                                            ACCUMULATOR page 1

6. INITIAL CONTRIBUTION INFORMATION

   TOTAL INITIAL CONTRIBUTION: $______________________

7. METHOD OF PAYMENT

   NQ: |_| Check payable to Equitable Life      |_| Wire       |_| 1035 Exchange
   QUALIFIED PLAN:  |_| Check payable to Equitable Life        |_| Wire
   TRADITIONAL IRA: |_| Direct rollover from qualified plan or TSA
                    |_| Direct transfer from other Traditional IRA
                    |_| Rollover from Traditional IRA
   ROTH IRA: |_| Conversion rollover from Traditional IRA
             |_| Direct transfer from other Roth IRA
             |_| Rollover from Roth IRA
   TSA: |_| Direct 90-24 transfer from another carrier*
        |_| Rollover by check**
        |_| Direct rollover from another carrier*
   * If this is an inbound direct transfer or direct rollover, you must also complete the TSA Transfer/Rollover Form (No. 127760).
   ** If this is a rollover by check, your signature on this enrollment form/ application certifies that this is an eligible rollover distribution from another TSA or 403(b) custodial account.

8. baseBUILDER(R) GUARANTEE ELECTION You must answer A and B even if you do not elect baseBUILDER. Please refer to enrollment form/application instructions before completing

A. Would you like to elect the baseBUILDER which includes a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit?
     |_| Yes      |_| No

B.   Which Guaranteed Minimum Death Benefit would you like to elect?
     |_| 5% Roll Up to Age 80               |_| Annual Ratchet to Age 80
     |_| 5% Roll Up to Age 70 (For Traditional IRAs and TSAs, if baseBUILDER is elected for issue ages 20 through 60)

9.   SYSTEMATIC WITHDRAWALS (Optional) Not available for TSA
     Certificates/Contracts or if Special Dollar Cost Averaging is elected. For IRA Certificates/Contracts, available only if you are age 59 1/2 to 70 1/2. Other withdrawal options are available for IRA and TSA
     Certificates/Contracts.

FREQUENCY:   |_| Monthly   |_| Quarterly   |_| Annually
             Start Date: ________________ (Month, Day)
AMOUNT OF WITHDRAWAL  $_______________ or _______________%

WITHOLDING ELECTION INFORMATION (Please refer to enrollment form/application instructions before completing)
A. |_| I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./TIN required)
B.   |_| I want to have Federal income tax withheld from each payment.

10. SUCCESSOR OWNER (Optional for NQ/Contracts) Available only if the Owner and Annuitant are different persons

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|       __________/__________/_________       |_| Male   |_| Female
Name (First, Middle, Last)                                          Date of Birth (Month/Day/Year)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|       __________-__________-_________
Address (Street, City, State, Zip Code)                             Social Security No./TIN

11.  SUITABILITY

A.   Did you receive the EQUITABLE ACCUMULATOR prospectus?     |_| Yes    |_| No

---------------------------           ------------------------------------------
Date of Prospectus                    Date(s) of any Supplement(s) to Prospectus

B. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the
     Certificate/Contract applied for will be issued?    |_| Yes       |_| No
     If Yes, complete the following:

-----------       -----------        ----------      ---------------------------
Year Issued       Type of Plan       Company         Certificate/Contract Number

C. National Association of Securities Dealers, Inc. (NASD) information (as required by the NASD)

-------------------------------------                        -------------------
Employer's Name & Address                                     Owner's Occupation

-------------------------------------                        -------------------
Estimated Annual Family Income                               Estimated Net Worth

Investment Objective:     |_| Income   |_| Income & Growth   |_| Growth
                          |_| Aggressive Growth   |_| Safety of Principal

Is Owner or Annuitant associated with or employed by a member of the NASD?
            |_| Yes  |_| No

12.  SPECIAL INSTRUCTIONS

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No. 126737 (1/99)                                             ACCUMULATOR page 2

     13. ALLOCATION AMONG INVESTMENT OPTIONS  Choose A, B or C
         Please refer to enrollment form/application instructions before completing

                                                     (1) GUARANTEE PERIODS (GIROS)
     ---------------------------------------             ------------------------
     A. |_| SELF-DIRECTED ALLOCATION          (105) February 15, 2000........__________%
     Allocate initial contribution between    (106) February 15, 2001........__________%
     "(1) GUARANTEE PERIODS" and              (107) February 15, 2002........__________%
     "(2) INVESTMENT FUNDS."  The             (108) February 15, 2003........__________%
     total of (1) and (2) must equal 100%.    (109) February 15, 2004........__________%
     ---------------------------------------  (110) February 15, 2005........__________%

     ---------------------------------------
     B. |_| PRINCIPAL ASSURANCE               (111) February 15, 2006........__________%
     Under Principal Assurance, an            (112) February 15, 2007........__________%
     amount is allocated to a Guarantee       (113) February 15, 2008........__________%
     Period so that its maturity value        (114) February 15, 2009........__________%
     will equal the initial contribution                                                 SUBTOTAL............_________% (1)
     in the year selected.                                 (2) INVESTMENT FUNDS
                                                               ----------------
                                              EQUITY SERIES:
      SELECT MATURITY YEAR:                   DOMESTIC EQUITY
      |_| 2006  |_| 2007  |_| 2008  |_|       (604) Alliance Common Stock......................___________%
      2009
                                              (603) Alliance Growth & Income...................___________%
     Allocate the remaining amount of         (613) BT Equity 500 Index........................___________%
     the initial contribution only to         (616) EQ/Putnam Growth & Income Value............___________%
     "(2) INVESTMENT FUNDS."                  (618) MFS Research...............................___________%
     The total must equal 100%.               (620) Merrill Lynch Basic Value Equity...........___________%
     ---------------------------------------  (623) T. Rowe Price Equity Income................___________%

     ---------------------------------------
     C. |_| SPECIAL DOLLAR COST               INTERNATIONAL EQUITY
              AVERAGING                       (605) Alliance Global............................___________%
     The initial contribution is allocated    (609) Alliance International.....................___________%
     to the Special Dollar Cost Averaging     (614) BT International Equity Index..............___________%
     Account and will be credited with        (622) Morgan Stanley Emerging Markets Equity.....___________%
     interest at the rate in effect on the    (624) T. Rowe Price International Stock..........___________%
     Transaction Date.  Thereafter,           AGGRESIVE EQUITY:
     amounts are transferred monthly          (606) Alliance Aggressive Stock..................___________%
     over a twelve month period from          (612) Alliance Small Cap Growth..................___________%
     the Special Dollar Cost Averaging        (615) BT Small Company Index.....................___________%
     Account to the Investment Funds          (619) MFS Emerging Growth Companies..............___________%
     based on the percentages you indicate    (625) Warburg Pincus Small Company Value.........___________%
     under "(2) INVESTMENT FUNDS."            ASSET ALLOCATION SERIES:
     In states where the Special Dollar       (601) Alliance Conservative Investors............___________%
     Cost Averaging Account is currently      (602) Alliance Growth Investors..................___________%
     not available, the initial               (617) EQ/Putnam Balanced.........................___________%
     contribution is allocated to the         (621) Merrill Lynch World Strategy...............___________%
     Alliance Money Market Fund and           Fixed Income Series:
     transferred monthly to the other
     Investment Funds you have selected.      AGGRESSIVE FIXED INCOME
                                              (610) Alliance High Yield........................___________%
     The total percentage must equal          DOMESTIC FIXED INCOME
     100%.                                    (608) Alliance Intermediate Gov't. Securities....___________%
     --------------------------------------   (607) Alliance Money Market......................___________%

                                                                                               SUBTOTAL...........__________% (2)
                                                                                                     TOTAL.........   100%.

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         |_|  REBALANCING*  The allocation  among the  Investment  Funds will be periodically  re-adjusted  according to the allocation  percentages you
         indicate  above.  SELECT REBALANCING FREQUENCY:   |_|  Quarterly  |_|
         Semi-Annually |_| Annually *This program may not be elected if you choose Special Dollar Cost Averaging.
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No. 126737 (1/99)                                             ACCUMULATOR page 3

14.  AGREEMENT

All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no agent has the authority to make or modify any Certificate/Contract on behalf of Equitable Life, or to waive or alter any of Equitable Life's rights and regulations. I understand that the Annuity Account Value attributable to allocations to the Investment Funds and variable annuity benefit payments, if a variable settlement option has been elected, may increase or decrease and are not guaranteed as to dollar amount. I understand that amounts allocated to the Guaranteed Period Account may increase or decrease in accordance with a market value adjustment until the Expiration Date. If I have elected the baseBUILDER, I understand that (1) the interest rate used for baseBUILDER does not represent a guarantee of my Annuity Account Value or cash value, and (2) if I subsequently exercise the baseBUILDER Guaranteed Minimum Income Benefit, it must be in the form of a lifetime income. Equitable Life may accept amendments to this enrollment form/application provided by me or under my authority. I understand that any change in benefits applied for or age at issue must be agreed to in writing on an amendment.

X
____________________________________________________________  ______________________________     _______________________________
Proposed Annuitant's Signature                                Date                               Signed at: City, State

X
____________________________________________________________  ______________________________     _______________________________
Proposed Owner's Signature (If other than Annuitant)          Date                               Signed at: City, State

X
____________________________________________________________  ______________________________     _______________________________
Proposed Joint Owner's Signature (If other than Annuitant)    Date                               Signed at: City, State

     (NEW YORK, OREGON AND VIRGINIA RESIDENTS READ THE ABOVE AND SIGN ABOVE,
               ALL OTHER RESIDENTS READ THE ABOVE AND SIGN BELOW.)

ARKANSAS/KENTUCKY/NEW MEXICO: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment form for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a contractowner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORDIA: Any person who knowingly and with intent to injure, defraud or deceive an insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Equitable Life is a wholly owned subsidiary of The Equitable Companies
Incorporated (EQ). AXA-UAP, an insurance holding company, is EQ's largest shareholder. Neither EQ nor AXA-UAP has any responsibility for the insurance obligations of Equitable Life.

NEW JERSEY: Any person who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL OTHER STATES: Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or Federal law.


X
____________________________________________________________  ______________________________     _______________________________
Proposed Annuitant's Signature                                Date                               Signed at: City, State

X
____________________________________________________________  ______________________________     _______________________________
Proposed Owner's Signature (If other than Annuitant)          Date                               Signed at: City, State

X
____________________________________________________________  ______________________________     _______________________________
Proposed Joint Owner's Signature (If other than Annuitant)    Date                               Signed at: City, State

Do you have reason to believe that any existing life insurance or annuity has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the
Annuitant?      |_| Yes |_| No

Florida License ID No(s). ________________________________________

1)   ___________________________________________________________________________________________________________________________
     Agent Signature                                                   Print Name & No. of Agent

     ___________________________________________________________________________________________________________________________
     Agent Soc. Sec. No.                                               Agency Code                                 %

2)   ___________________________________________________________________________________________________________________________
     Agent Signature                                                   Print Name & No. of Agent

1)   ___________________________________________________________________________________________________________________________
     Agent Soc. Sec. No.                                               Agency Code                                 %


No. 126737 (1/99)                                             ACCUMULATOR Page 4